Exhibit 99.1
Roblox Reports Third Quarter 2021 Financial Results
Year-over-year Revenue Up 102% to $509.3 Million; Bookings Up 28% to $637.8 Million; and
Free Cash Flow of $170.6 million

SAN MATEO, Calif., Nov 8, 2021 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its third quarter 2021 financial results today and separately posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Third Quarter 2021 Financial Highlights
•Revenue increased 102% over Q3 2020 to $509.3 million
•Net loss attributable to common stockholders for Q3 2021 was $74.0 million
•Net cash provided by operating activities of $181.2 million; Free cash flow increased 7% over Q3 2020 to $170.6 million.
•Bookings increased 28% over Q3 2020 to $637.8 million
•Average Daily Active Users (DAUs) were 47.3 million, an increase of 31% year over year:
•Hours Engaged were 11.2 billion, an increase of 28% year over year
•Average Bookings per DAU (ABPDAU) was $13.49

For October 2021 key metric estimates, please refer to our Q3 2021 Shareholder Letter at ir.roblox.com.

“Engagement is our north star. We’re very pleased that during the third quarter, people of all ages from across the globe chose to spend over 11 billion hours on Roblox,” said David Baszucki, Chief Executive Officer of Roblox. “We are happy to report that the developer community earned over $130 million in the quarter and is on pace to earn well over $500 million this year. As we finish 2021 and head into 2022, we will continue to invest in innovative technology to enable our developer community to do what they do best - build and create.”

“Growth in all of our core metrics - DAUs, hours, and bookings - displayed strong year-over-year growth despite lapping Covid-impacted periods and back-to-school seasonality,” said Michael Guthrie, Chief Financial Officer of Roblox. “Notwithstanding significant investments in developer economics and hiring, we also generated healthy cash from operations. Based on our October results, we appear to be having a great start to the last quarter of the year.”

Earnings Q&A Session

Roblox will host a live Q&A session to answer questions regarding their third quarter 2021 results on Tuesday, November 9, 2021 at 5:30 a.m. Pacific Time. The webcast will be open to the public at ir.roblox.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our investment strategy, business strategy and growth plans, our expectation of successfully executing such strategies and plans and our expectations for our fiscal fourth quarter financial results. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continue,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q filed for the fiscal quarter ended June 30, 2021 and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the impact of our senior notes and any future indebtedness on our business, financial condition and results of operations; the demand for our platform in general; our ability to increase our number of new users and revenue generated from users; our ability to retain and expand our user base; the impact on our business of the COVID-19 pandemic restrictions and the easing of those restrictions as vaccinations become more prevalent; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; our ability to successfully develop and deploy new technologies to address the needs of our users; our ability to maintain and enhance our brand and reputation; our ability to hire and retain talent; news or social media coverage about Roblox, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; any breach or access to user or third-party data; and our ability to maintain the security and availability of our platform. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our Quarterly Report Form 10-Q for the fiscal quarter ended June 30, 2021.

The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$509,336	$251,914	$1,350,412	$613,876
Cost and expenses:
Cost of revenue(1)	130,015	65,818	344,882	161,280
Developer exchange fees	129,952	85,475	378,604	215,026
Infrastructure and trust & safety	117,387	71,405	320,509	185,878
Research and development	138,245	51,708	359,637	141,366
General and administrative	51,584	16,168	243,637	65,433
Sales and marketing	19,599	12,858	58,591	42,423
Total cost and expenses	586,782	303,432	1,705,860	811,406
Loss from operations	(77,446)	(51,518)	(355,448)	(197,530)
Interest income	28	217	59	1,758
Other income/(expense), net	(770)	1,306	(1,810)	(1,357)
Loss before provision for income taxes	(78,188)	(49,995)	(357,199)	(197,129)
Provision for/(benefit from) income taxes	(998)	19	(976)	25
Consolidated net loss	(77,190)	(50,014)	(356,223)	(197,154)
Net loss attributable to the noncontrolling interest	(3,188)	(1,401)	(7,870)	(2,641)
Net loss attributable to common stockholders	$(74,002)	$(48,613)	$(348,353)	$(194,513)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.26)	$(0.73)	$(1.09)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	575,932	183,454	480,357	177,771

(1)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,925,559	$893,943
Accounts receivable—net of allowances	168,762	246,986
Prepaid expenses and other current assets	37,667	26,274
Deferred cost of revenue, current portion	379,611	256,928
Total current assets	2,511,599	1,424,131
Property and equipment—net	227,330	206,415
Operating lease right-of-use assets	220,404	—
Deferred cost of revenue, long-term	125,643	113,793
Intangible assets, net	63,478	42,326
Goodwill	118,071	59,568
Other assets	5,755	1,567
Total assets	$3,272,280	$1,847,800
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$20,733	$12,012
Accrued expenses and other current liabilities	157,916	65,392
Developer exchange liability	117,756	80,912
Deferred revenue—current portion	1,621,186	1,070,230
Total current liabilities	1,917,591	1,228,546
Deferred revenue—net of current portion	550,118	484,699
Operating lease liabilities	196,447	—
Other long-term liabilities	2,293	22,109
Total liabilities	2,666,449	1,735,354
Commitments and contingencies
Convertible Preferred Stock
Convertible preferred stock, Series A, B, C, D, D-1, E, F, and G $0.0001 par value, zero and 349,522 shares authorized as of September 30, 2021, and December 31, 2020, respectively; zero and 337,235 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively; aggregate liquidation preference of zero and $335,654 as of September 30, 2021, and December 31, 2020, respectively	—	344,827
Stockholders’ Equity (Deficit)
Preferred stock; $0.0001 par value per share; 100,000 and zero shares authorized as of September 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value; 5,000,000 and 740,000 authorized as of September 30, 2021, and December 31, 2020, respectively, 578,471 and 201,327 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively; Class A common stock—4,935,000 and 675,000 shares authorized as of September 30, 2021, and December 31, 2020, respectively; 527,134 and 144,039 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively; Class B common stock—65,000 shares authorized as of September 30, 2021, and December 31, 2020, respectively, 51,337 and 57,287 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively
	58	20
Additional paid-in capital	1,434,190	239,792
Accumulated other comprehensive income	112	90
Accumulated deficit	(840,643)	(492,290)
Total Roblox Corporation stockholders’ equity (deficit)	593,717	(252,388)
Noncontrolling interests	12,114	20,007
Total stockholders’ equity (deficit)	605,831	(232,381)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$3,272,280	$1,847,800

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30
	2021	2020
Cash flows from operating activities:
Consolidated net loss	$(356,223)	$(197,154)
Adjustments to reconcile net loss including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	53,439	30,232
Stock-based compensation expense	221,722	62,962
Change in fair value of warrants	—	1,890
Operating lease non-cash expense	31,936	—
Other non-cash charges/(credits)	1,137	1,271
Changes in operating assets and liabilities:
Accounts receivable	77,086	(67,184)
Accounts payable	(230)	6,163
Prepaid expenses and other current assets	(19,501)	(3,549)
Other assets	(4,188)	1,359
Developer exchange liability	36,844	21,623
Accrued expenses and other current liabilities	38,098	10,430
Other long-term liability	(1,022)	2,221
Operating lease liabilities	(24,055)	—
Deferred revenue	616,375	630,870
Deferred cost of revenue	(134,532)	(155,798)
Net cash provided by operating activities	536,886	345,336
Cash flows from investing activities:
Acquisition of property and equipment	(48,331)	(52,262)
Payments related to business combination, net of cash acquired	(45,692)	—
Purchases of short-term investments	—	(5,991)
Maturities of short-term investments	—	54,000
Purchases of intangible assets	(7,856)	(451)
Net cash used in investing activities	(101,879)	(4,704)
Cash flows from financing activities:
Proceeds from issuance of preferred stock for warrant exercises	—	147
Proceeds from issuance of common stock	62,278	9,654
Net proceeds from issuance of preferred stock	534,286	149,669
Net cash provided by financing activities	596,564	159,470
Effect of exchange rate changes on cash and cash equivalents	45	51
Net increase in cash and cash equivalents	1,031,616	500,153
Cash and cash equivalents
Beginning of period	893,943	301,493
End of period	$1,925,559	$801,646
Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for income taxes	—	—
Supplemental disclosure of noncash investing and financing activities:
Fair value of common stock and unregistered restricted stock units issued as consideration for business combination	$31,274	$—
Property and equipment additions in accounts payable and accrued expenses	$32,935	$23,482
Conversion of convertible preferred stock to common stock upon direct listing	$879,113	$—

Use of Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures bookings, free cash flow, and Adjusted EBITDA.

We use this non-GAAP financial information to evaluate our ongoing operations, for internal planning and forecasting purposes, and ongoing operating trends for purposes of analyzing the covenants specified in the indenture governing our senior notes due 2030. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.

Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Bookings is equal to the amount of virtual currency purchased by users in a given period of measurement. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Free cash flow represents the net cash provided by operating activities less purchases of property, equipment, and intangible assets. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets, can be used for strategic initiatives, including investing in our business, making strategic acquisitions, and strengthening our balance sheet. Adjusted EBITDA is a measure of operating performance used in certain covenant calculations specified in the indenture governing our senior notes due 2030 that is not calculated in accordance with GAAP and may not conform to the calculation of EBITDA in other circumstances. Adjusted EBITDA should not be considered as a substitute for net loss as determined in accordance with GAAP. We believe that, when considered together with reported amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends for purposes of analyzing the covenants specified in the indenture governing our senior notes due 2030.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.

A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Bookings	$637,833	$496,485	$1,955,590	$1,240,232
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Reconciliation of revenue to bookings:
Revenue	$509,336	$251,914	$1,350,412	$613,876
Add (deduct):
Change in deferred revenue	131,439	246,567	616,375	630,870
Other	(2,942)	(1,996)	(11,197)	(4,514)
Bookings	$637,833	$496,485	$1,955,590	$1,240,232

	Nine Months Ended September 30,
	2021	2020
	(dollars in thousands)
Free cash flow	$480,699	$292,623
The following table presents a reconciliation of net cash from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented:

	Nine Months Ended September 30,
	2021	2020
	(dollars in thousands)
Reconciliation of net cash from operating activities to free cash flow:
Net cash provided by operating activities	$536,886	$345,336
Add (deduct):
Acquisition of property and equipment	(48,331)	(52,262)
Purchases of intangible assets	(7,856)	(451)
Free cash flow	$480,699	$292,623
Acquisition of property and equipment primarily includes servers, infrastructure equipment and tenant improvements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Adjusted EBITDA	$135,672	$161,045	$505,917	$374,285
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Reconciliation of consolidated net loss to adjusted EBITDA:
Consolidated net loss	$(77,190)	$(50,014)	$(356,223)	$(197,154)
Add:
Interest income	(28)	(217)	(59)	(1,758)
Other expense	770	(1,306)	1,810	1,357
Provision (benefit) for income taxes	(998)	19	(976)	25
Depreciation and amortization	19,029	11,380	53,439	30,232
Stock-based compensation expense	89,319	13,296	221,722	62,962
Change in fair value of warrants	—	—	—	1,890
Accretion and amortization on marketable securities	—	17	—	—
Change in deferred revenue	131,439	246,567	616,375	630,870
Change in deferred cost of revenue	(26,669)	(60,356)	(134,532)	(155,798)
Fees related to equity offering	—	1,659	50,586	1,659
Fees related to certain legal settlements	—	—	53,775	—
Adjusted EBITDA	$135,672	$161,045	$505,917	$374,285

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About Roblox
Roblox’s mission is to build a human co-experience platform that enables shared experiences among billions of users. Every day, tens of millions of people around the world have fun with friends as they explore millions of immersive digital experiences. All of these experiences are built by the Roblox community, made up of millions of creators. We believe in building a safe, civil, and diverse community—one that inspires and fosters creativity and positive relationships between people around the world. For more information, please visit corp.roblox.com.
CONTACTS
Anna Yen
Roblox Investor Relations
ir@roblox.com
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com

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